                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               SPORTMART, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               SPORTMART, INC.
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

     (5) Total fee paid:

- - --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- - --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- - --------------------------------------------------------------------------------

     (3) Filing party:

- - --------------------------------------------------------------------------------

     (4) Date filed:

- - --------------------------------------------------------------------------------

                                  May 28, 1996

To the Stockholders of
SPORTMART, INC.

     You are cordially invited to attend the Annual Meeting of Stockholders of Sportmart, Inc. (the "Company") to be held at The Westin Hotel - O'Hare, 6100 River Road, Rosemont, Illinois, on Friday, June 28, 1996 at 10:00 a.m. local time.

     The attached notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Annual Meeting, which includes the following matters:

     1. Election of two Class I directors.

     2. A proposal to ratify and approve an Amendment to the Company's Stock Option Plan to provide for an increase in the number of shares of Class A Common Stock available for option grants under the Stock Option Plan.

     The members of the Board of Directors have unanimously determined that the proposals summarized above are in the best interest of the Company and strongly recommend that you vote "FOR" each of them. The reasons for the Board of Directors' recommendations and other important information are contained in the accompanying Proxy Statement. Because of the importance of the issues involved, you are urged to read the Proxy Statement carefully.

     Directors and officers of the Company will be present to help host the Annual Meeting and to respond to any questions that our stockholders may have. By attending the Annual Meeting, you will have the opportunity to hear the plans for our Company's future, to meet your officers and directors and to participate in the business of the Annual Meeting.

     It is important that your shares be represented and voted at the Annual Meeting, whether or not you plan to attend in person. Please sign, date and mail the enclosed proxy card at your earliest convenience.



                                        LARRY J. HOCHBERG
                                        Chairman and Chief Executive Officer

                                SPORTMART, INC.
                              1400 SOUTH WOLF ROAD
                            WHEELING, ILLINOIS 60090


                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 28, 1996


     The Annual Meeting of Stockholders of Sportmart, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 28, 1996 at 10:00 a.m. (local time) at The Westin Hotel - O'Hare, 6100 River Road, Rosemont, Illinois. Stockholders who desire to attend the Annual Meeting should mark the appropriate box on the enclosed proxy card. Persons who do not indicate attendance at the Annual Meeting on the proxy card will be required to present acceptable proof of stock ownership for admission to the meeting.

     The Annual Meeting will be held for the following purposes:

     1. Election of two Class I directors.

     2. A proposal to ratify and approve an Amendment to the Company's Stock Option Plan to provide for an increase in the number of shares of Class A Common Stock available for option grants under the Stock Option Plan.

     Only stockholders of record at the close of business on April 30, 1996 are entitled to notice of and to vote at the Annual Meeting. The list of stockholders entitled to vote at the Annual Meeting will be open to examination of any stockholder during the ten days prior to the Annual Meeting at the Company's offices, 1400 South Wolf Road, Wheeling, Illinois 60090, during normal business hours.

     Whether or not you expect to attend the Annual Meeting, please complete, sign, date and mail your proxy in the enclosed envelope, which requires no postage if mailed within the United States. If you are present at the Annual Meeting, you may, if you wish, withdraw your proxy and vote your shares personally.

                                        By Order of the Board of Directors



                                        JOHN A. LOWENSTEIN
                                        Corporate Secretary

May 28, 1996

                                SPORTMART, INC.
                              1400 SOUTH WOLF ROAD
                           WHEELING, ILLINOIS   60090
                                 (847) 520-0100

                                ------------

                                PROXY STATEMENT

                                ------------


                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 28, 1996

                                ------------

                     SOLICITATION AND REVOCABILITY OF PROXY

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Sportmart, Inc. (the "Company") to be used at the Annual Meeting of Stockholders, and any adjournment or postponement thereof (the "Meeting"), to be held on the date, at the time and place, and for the purposes set forth in the foregoing notice. This Proxy Statement, the foregoing notice and the enclosed Proxy are first being mailed to stockholders on or about May 28, 1996.

     A Proxy in the accompanying form which is properly signed, dated, returned and not revoked will be voted in accordance with the instructions contained therein. Unless authority to vote for the election of directors (or for any one or more nominees) is withheld, Proxies will be voted for the slate of two directors proposed by the Board, and, if no contrary instructions are given, Proxies will be voted for approval of each of the remaining items on the Proxy. The Board does not intend to bring any matter before the Meeting except as specifically indicated in the notice, nor does the Board know of any matters which anyone else proposes to present for action at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the enclosed Proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment and discretion.

     The Company's Annual Report to Stockholders for the year ended January 28, 1996, including financial statements, is enclosed with this Proxy Statement. However, the Annual Report to Stockholders does not constitute a part of this Proxy Statement.

     The cost of soliciting Proxies in the accompanying form has been, or will be, paid by the Company. In addition to the solicitation of Proxies by the use of the mails, certain officers and associates (who will receive no compensation therefor in addition to their regular salaries) may be used to solicit Proxies personally and by telephone and telegraph. In addition, banks, brokers and other custodians, nominees and fiduciaries will be requested to forward copies of the Proxy material to their principals and to request authority for the execution of Proxies.
The Company will reimburse such persons for their expenses in so doing.

     The Proxy may be revoked at any time before it is exercised by providing written notice of such revocation to Sportmart, Inc., 1400 South Wolf Road, Wheeling, Illinois 60090, Attention: Corporate Secretary. The Proxy also may be revoked by the attendance and voting by a stockholder at the Meeting or by the execution and delivery to the Company of a Proxy dated subsequent to a prior Proxy.

                              RECORD DATE; VOTING
     The Board of Directors has fixed the close of business on April 30, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. As of the record date of the Meeting, there were outstanding 5,148,833.5 shares of Voting Common Stock and 7,625,537.5 shares of Class A Common Stock. The outstanding shares of Voting Common Stock constitute the only outstanding voting securities of the Company entitled to be voted at the Meeting. Each holder of Voting Common Stock is entitled to one vote for each share held by such person with respect to each matter (including election of directors) to be voted on at the Meeting.

                                 REQUIRED VOTE
     The vote of a plurality of the shares cast in person or by Proxy is required to elect nominees for director. The vote of a majority of the shares present in person or by Proxy and entitled to vote is required to approve the proposed amendments to the Stock Option Plan.

     Due to their ownership of a majority of the outstanding shares of Voting Common Stock, Larry J. Hochberg, Barbara P. Hochberg, Andrew S. Hochberg, John
A. Lowenstein and Amy Lowenstein (collectively, the "Hochberg Family") together have sufficient voting power to elect the nominees proposed by the Board of Directors and to approve the other proposals described in this statement and they have advised the Board of Directors that they intend to vote their shares in favor of the election of such nominees and such other proposals.

                        ABSTENTIONS AND BROKER NON-VOTES

     The presence at the Annual Meeting in person or by Proxy of the holders of a majority of the outstanding shares of Voting Common Stock is necessary to constitute a quorum. Abstentions and broker non-votes will be included in determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the proposal to elect directors. Abstentions will be considered present and entitled to vote with respect to the proposals to amend the Stock Option Plan and will have the same effect as votes against such proposals. Broker non-votes will not be considered present and entitled to vote with respect to such proposals and will have no effect on the voting of such proposals.

                                    PROXIES
     Larry J. Hochberg and Andrew S. Hochberg, the persons named as proxies on the Proxy accompanying this Proxy Statement, have been selected by the Board of Directors of the Company to serve in such capacity. They are both directors of the Company. Each executed and returned Proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such Proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)
     The Company's Board of Directors consists of seven directors. The Restated Certificate of Incorporation of the Company currently in effect provides that the members of the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with one class being elected each year. At the Meeting, two persons will be elected as Class I directors, each to be elected for a term of three years expiring at the 1999 Annual Meeting or until their successors are elected and qualified. All nominees are currently serving as directors and have consented to serve for new terms. The Board of Directors recommends that the stockholders vote in favor of the election of the two nominees named in this Proxy Statement to serve as directors of the Company.

     If any nominee becomes unavailable for any reason, the persons named in the form of Proxy are expected to consult with management of the Company in voting the shares represented by them. Management has no reason to doubt the availability of any of the nominees to serve and no reason to believe that any of the nominees will be unavailable or unwilling to serve if elected to office. To the knowledge of management, the nominees intend to serve the term for which election is sought. A plurality of the votes cast in person or by proxy at the Meeting or any adjournment thereof will be required to elect the nominees for directors. Each stockholder is entitled to one vote per share held as of the record date. Stockholders will not be allowed to cumulate their votes in the election of directors.

NOMINEES
     The names of the nominees for the office of director, together with certain information concerning such nominees, are set forth below:

                         Position With the Company and
       Name         Age      Principal Occupation       Director Since
- - ------------------  ---  -----------------------------  --------------
John A. Lowenstein  34   Executive Vice President -          1992
                         Operations
Charles G. Cooper   68   Director; Senior Vice               1990
                         President and Director,
                         Helene Curtis Industries,
                         Inc.

     John A. Lowenstein has been with the Company since 1988. He was promoted in March 1995 to Executive Vice President, Operations. From February 1994 to March 1995, Mr. Lowenstein served as Senior Vice President, Marts, and from January 1992 to February 1994, Mr. Lowenstein served as Midwest Regional Vice President. Mr. Lowenstein has been a Director of the Company since February 1992 and was named Secretary to the Board of Directors in 1996. He previously served as Executive Vice President of the Chapel Hill Garden Cemetery Association from 1984 to 1986. In 1990, he graduated from the Northwestern University School of Law. Mr. Lowenstein is the son-in-law of Larry J. Hochberg and the brother-in-law of Andrew S. Hochberg.

     Charles G. Cooper has been a Director of the Company since 1990. In 1993 he was named Senior Vice President of Helene Curtis Industries, Inc., a publicly held international personal care products company. From 1985 to 1993, he was the Executive Vice President and Chief Operating Officer of Helene Curtis Industries, Inc. Mr. Cooper also has been a Director of Helene Curtis Industries, Inc. since 1984.

OTHER DIRECTORS
     The following persons will continue to serve as directors of the Company after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are elected and qualified.

                            Position With the Company and          Director    Term to
  Director's Name     Age   Principal Occupation                    Since      Expire
- - -------------------  ----  ------------------------------------   ---------    ------
Larry J. Hochberg     58   Chairman and Chief Executive Officer       1970       1998

Andrew S.  Hochberg   33   President                                  1986       1998

Stuart C. Nathan      54   Director; Executive Vice President,        1972       1998
                           JMB Realty Corporation

Jerome S. Gore        76   Director, Chairman Emeritus,               1986       1997
                           Hartmarx, Corporation

Dr. Lawrence J. Ring  47   Director, Professor of Business            1995       1997
                           Administration, College of William
                           & Mary

     Larry J. Hochberg is Chairman and Chief Executive Officer. Mr. Hochberg has been a Director since he co-founded the Company in 1970. Mr. Hochberg also co-founded Children's Bargain Town (now part of Toys "R" Us), which he sold in 1969. He currently serves on the Executive Committee and the Board of Directors of the International Mass Retailing Association. Mr. Hochberg is the father of Andrew S. Hochberg and the father-in-law of John A. Lowenstein.

     Andrew S. Hochberg was promoted to President in February 1995 from his previous position as Executive Vice President, which position he held from 1993 until 1995. From 1990 to 1993 he was Senior Vice President and Chief Financial Officer. Mr. Hochberg joined Sportmart in 1987 as Director of Real Estate and has been a Director of the Company since 1986. Prior to joining the Company in 1987, Mr. Hochberg graduated from the Northwestern University School of Law and the University of Pennsylvania, Wharton School of Business. Mr. Hochberg is the son of Larry J. Hochberg and the brother-in-law of John A. Lowenstein.

     Stuart C. Nathan has been a Director of the Company since 1972. Since 1972, he has been Executive Vice President and a Director of JMB Realty Corporation, a national real estate development and management firm. Mr. Nathan is also the President of JMB Development Corporation and JMB Urban Development Co.

     Jerome S. Gore has been a Director of the Company since 1986. He is currently the Chairman Emeritus of Hartmarx Corporation, a publicly held manufacturer and retailer of apparel. He previously served as a Director of Hartmarx Corporation until 1989 and as a Director of Peoples Energy Corp. until 1989.

     Dr. Lawrence J. Ring was elected to the Board of Directors in 1995. He is a Professor of Business Administration at the College of William and Mary in Williamsburg, Virginia. Dr. Ring's teaching and research focus on marketing and retailing strategy and marketing management. He is the author of the book Decisions in Marketing as well as a variety of scholarly articles. In addition to his work at William and Mary, Dr. Ring teaches in numerous executive development programs worldwide. His current consulting activities include assignments with Walt Disney World Company, IBM Corporation, Dylex, Ltd. (Canada), Office Depot, Sears, Roebuck and Company and Victoria's Secret Stores. Over the years, Dr. Ring has had numerous other consulting assignments with retailers such as R.H. Macy, Saks Fifth Avenue, Marshall Field's Company,
T. Eaton and Company (Canada), Coles Myer (Australia), Cada Department Stores (Venezuela), Macintosh Group (Netherlands and Portugal), ICA (Sweden) and Kesko (Finland). Professor Ring has previously held academic appointments at the University of Toronto, the University of Virginia and Purdue University.

        MEETINGS
        The Board of Directors meets regularly and may schedule additional special meetings upon request of the Chairman of the Board, the President of the Company or one-half of the whole Board of Directors. During fiscal 1995, the Board of Directors met 4 times in person and one time by telephone. Each director attended at least 75% of the Board meetings and meetings of Board committees on which he served that were held during fiscal 1995.

COMMITTEES OF THE BOARD OF DIRECTORS
     The Board of Directors has an Audit Committee currently composed of Charles G. Cooper and Jerome S. Gore. The Audit Committee generally has responsibility for recommending independent accountants to the Board for selection, reviewing the plan and scope of the accountants' audit, reviewing the Company's audit and control functions and reporting to the full the Board of Directors regarding all of the foregoing. The Audit Committee had two meetings and conferred by telephone on a number of occasions in fiscal 1995.

     The Board of Directors' Compensation Committee is currently composed of Charles G. Cooper, Jerome S. Gore and Stuart C. Nathan. The Compensation Committee determines the compensation of Larry J. Hochberg, Andrew S. Hochberg, and John A. Lowenstein, while the compensation of the Company's other executive officers is determined by the Company in a manner consistent with prior years. The Compensation Committee also has responsibility for the administration of the Stock Option Plan, the Stock Purchase Plan and the Key Employee Incentive

Plan, including designating participants and awarding options under each of the foregoing plans. The Compensation Committee took action by written consent on ten occasions and conferred by telephone on a number of occasions in fiscal 1995.

     The Company does not have a Nominating Committee.

COMPENSATION OF DIRECTORS
     Cash Compensation. A director who is an employee of the Company is not compensated for service as a member of the Board of Directors or a committee of the Board. For the fiscal year ended January 28, 1996, non-employee directors received cash compensation consisting of an annual retainer of $15,000, with additional cash compensation of $1,000 per day for each committee meeting they attended.

     For fiscal 1996, cash compensation for non-employee directors shall consist of an annual retainer of $15,000. Non-employee directors also will receive $1,000 per day for each committee meeting they attend.

     Directors' Stock Option Plan. The Sportmart, Inc. Directors' Stock Option Plan (the "Director Plan") was adopted by the Board of Directors on August 4, 1992 and approved by the Company's stockholders on September 25, 1992. The Director Plan provides for the granting of options to purchase an aggregate of 75,000 shares (subject to adjustment in certain circumstances) of Voting Common Stock to members of the Board of Directors who are not also employees of the Company or any of its subsidiaries (the "Outside Directors"). The Director Plan is designed to promote the interests of the Company by providing an increased opportunity for existing and potential new directors to acquire an investment in the Company, thereby maintaining and strengthening their desire to remain with or join the Company's Board of Directors and align their interest with those of the stockholders.

     Effective October 6, 1992 (the "Initial Grant Date"), each of the Outside Directors of the Company was granted non-qualified stock options ("NQSOs") to purchase 3,000 shares of Voting Common Stock at the initial public offering price. On each anniversary of the Initial Grant Date, NQSOs to purchase 3,000 shares of Voting Common Stock have been and will be granted to each of the Outside Directors (with a limit of options to acquire a total of 15,000 shares to be granted to any Outside Director). New Outside Directors will be granted options to acquire 3,000 shares of Voting Common Stock at the first meeting of directors held subsequent to their election and, thereafter, options to acquire 3,000 shares at each anniversary of such date if the person is still serving as a director on such date (with a limit of options to acquire a total of 15,000 shares to be granted to any Outside Director). All options granted under the Directors' Plan are exercisable immediately upon grant and, for options other than those granted as of the Initial Grant Date, at a price per share equal to the closing price of the Voting Common Stock as reported on the Nasdaq National Market on the date of grant or, if the market is closed on such date, the next business day. Once granted, options may not be canceled.

     If any options under the Director Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved for grant will revert to the status of available shares.

All options expire on the earlier to occur of (a) seven years following the Grant Date and (b) two years after the first date on which the Outside Director is no longer serving as a director of the Company.

     The Board of Directors may amend the plan from time to time, but not more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder. Furthermore, any amendment to the Director Plan shall be subject to approval by the stockholders of the Company if the amendment would: (i) materially increase the benefits accruing to the participants under the Director Plan; (ii) materially increase the number of securities which may be issued under the Director Plan; and (iii) materially modify the requirements as to eligibility for participation under the Director Plan.

                               EXECUTIVE OFFICERS
     The following persons are executive officers of the Company who are not identified in the tables entitled "Election of Directors -- Nominees" or "-- Other Directors."


  Name                   Age                  Position
- - ----------------------   ---   ---------------------------------------------------
C. Mark Scott             43   Executive Vice President - Merchandising &
                               Marketing
Thomas T. Hendrickson     41   Senior Vice President and Chief Financial Officer
Joseph A. DeFalco, Jr.    42   Senior Vice President - Human Resources
Michelle K. Garvey        37   Senior Vice President - Management Information
                               Systems
Mitchell P. Kahn          35   Senior Vice President - Corporate Development
Gregory E. Fix            37   Vice President - General Counsel
Robert Morrison           40   Vice President - Marts
Matthew Powell            44   Vice President - Merchandising - Fitness
                               Vice President - International

     Mr. Scott joined the Company in July 1995 as Executive Vice President - Merchandising & Marketing. He previously was Executive Vice President - Merchandising & Marketing for Bombay Company from June 1993 until July 1995. From June 1990 until June 1993, Mr. Scott was Executive Vice President - Merchandising & Stores for Mark Cross.

     Mr. Hendrickson joined the Company in January 1993 as Vice President - Financial Operations. In March 1993, he was named Chief Financial Officer and in March 1995 he was named Senior Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Hendrickson was employed as the Vice President and Controller by Millers Outpost Stores from 1987 to his hiring at Sportmart.

     Mr. DeFalco joined the Company in 1987 as Director of Human Resources, and was promoted to Vice President - Human Resources in 1993. In November 1995 he was named Senior Vice President - Human Resources. Prior to joining the Company, Mr. DeFalco was employed by Wieboldt Stores, Inc. as Director of Human Resources.

     Ms. Garvey joined the Company in 1991 as Vice President-Management Information Systems. In November 1995 she was named Senior Vice President - Management Information Systems. She was previously Vice President, Systems Development for Ames Department Stores from 1987 to 1991.

     Mr. Kahn joined the Company in 1992 as Vice President - Real Estate. In November 1995 he was promoted to Senior Vice President - Corporate Development. From 1989 to 1991, he was a partner in the law firm of Levenstein and Resnick as an attorney specializing in real estate law. From 1987 to 1989, Mr. Kahn was associated with the law firm of Nagelberg and Resnick.

     Mr. Fix joined the Company in 1990 as Corporate Counsel, and was promoted to Vice President - General Counsel in 1994. From 1987 until 1990, Mr. Fix was associated with the law firm of Kroesch & Kavanagh.

     Mr. Morrison joined the Company in September 1995. Previously Mr. Morrison was employed as Director of Factory Stores for Ann Taylor from March 1993 until September 1995. Prior to March 1993 he was Senior Vice President of Stores, Regional Director for Ann Taylor.

     Mr. Powell joined the Company in 1991 as Vice President - General Merchandise Manager with the Company's No Contest division. In 1995, Mr. Powell was named Vice President - Merchandising - Fitness and Vice President - International. Prior to 1991, Mr. Powell was employed as Senior Vice President and Regional Director of Stores and Vice President - Store Manager for Jordan Marsh, Inc.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and NASDAQ. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were complied with, except for the late reporting on a Form of the acquisition of shares of Company stock by a limited partnership in which Andrew Hochberg has an ownership interest.

                            EXECUTIVE COMPENSATION
     The following table provides information concerning the annual and long-term compensation for services in all capacities to the Company for 1995, 1994, and 1993 for those persons who were at January 28, 1996 (i) the chief executive officer (ii) the four other most highly compensated (combined salary and bonus) executive officers of the Company , and (iii) two additional individuals who would have been among the other four most highly compensated executive officers but for the fact that they were not executive officers at the end of fiscal 1995 (collectively, the "Named Officers")

                           SUMMARY COMPENSATION TABLE


                                                                     LONG TERM COMPENSATION
                                    ANNUAL COMPENSATION                       AWARDS
                                    -------------------     ----------------------------------------
                                                                                      Securities
                                                            Restricted Stock      Underlying Options        All Other
Name and Principal Position  Year  Salary ($)  Bonus ($)         Award($)              (#)(1)            Compensation ($)(2)
- - ---------------------------  ----  ----------  ---------    ----------------      ------------------   ---------------------

Larry J. Hochberg            1995   151,309            -                    -                 30,000                   1,323
Chairman and Chief           1994   360,776            -                    -                      -                   1,868
Executive Officer            1993   343,440            -                    -                 20,000                   4,113


Sanford Cantor (3)           1995   225,143                                 -                  5,000                   1,385
Vice Chairman and Secretary  1994   220,848            -                    -                  7,500                   1,908
                             1993   224,956            -                    -                      -                   4,046

Andrew S. Hochberg           1995   139,692            -                    -                 30,000                   2,078
President                    1994   191,370       15,000                    -                      -                   2,196
                             1993   175,000            -                    -                 20,000                   3,654

James D. Peters (4)          1995   106,893        2,137                    -                 10,000                   1,563
Senior Vice                  1994   199,450            -                2,137                  5,000                   2,996
President-Marketing          1993   181,539       10,175                    -                 12,950                 141,740


David M. Hendler (5)         1995   163,319        2,305                    -                 15,000                   5,185
Senior Vice President -      1994   155,314            -                2,305                  5,000                   2,189
Operations                   1993   138,538        7,682                    -                  9,940                   3,656


Thomas T. Hendrickson        1995   173,531        3,000                    -                 15,000                   1,087
Senior Vice President &      1994   131,958        9,500                3,000                  6,500                     695
Chief Financial Officer      1993   126,370       12,000                    -                 18,881                  40,312

C. Mark Scott (6)            1995   275,000       50,000                    -                 50,000                  34,357
Executive Vice President -   1994         -            -                    -                      -                       -
Merchandising & Marketing    1993         -            -                    -                      -                       -

- - ------------

(1) The securities underlying all options in this table are shares of the Company's Voting Common Stock and Class A Common Stock. The securities underlying the options grants made in fiscal years 1993 and 1994 are for the purchase of shares of the Company's Voting Common Stock, except for an option grant to Mr. Hendrickson made in 1994 to purchase 2,500 shares of the Company's Class A Common Stock. The securities underlying the option grants made in fiscal 1995 are for the purchase of shares of the Company's Class A Common Stock.
(2) Detail of amounts reported in the "All Other Compensation" column for 1995 is provided in the table below.
(3) Mr. Cantor retired from the Company and the Board of Directors effective February 1, 1996.

(4) Mr. Peters resigned effective July 21, 1995; the salary set forth for fiscal 1995 is the actual base salary Mr. Peters received in fiscal 1995. Had Mr. Peters remained an executive officer through the end of fiscal 1995, he would have been among the other four most highly compensated executive officers.
(5) Mr. Hendler resigned effective April 15, 1995; the amount set forth for fiscal 1995 is the base salary Mr. Hendler actually received through the effective date of his resignation along with the amount of a consulting fee for services rendered following such date.
(6) Mr. Scott became an employee of the Company effective July 24, 1995; the salary set forth for fiscal 1995 is the base salary Mr. Scott would have received for the full fiscal year; Mr. Scott actually received $182,212 in salary and bonus in fiscal 1995.


            Item               L. Hochberg    S. Cantor    A. Hochberg  J. Peters  D. Hendler
- - ----------------------------   -----------    ---------    -----------  ---------  ----------
Company Contribution to
Profit Sharing Plan                   $461        $461            $461       $461        $461
Company Match for 401(k)
Plan                                   862         924           1,617      1,102         589
Other Compensation                     -0-         -0-             -0-        -0-    4,135(1)
                               -----------    ---------    -----------  ---------  ----------
Total All Other Compensation        $1,323      $1,385          $2,078     $1,563      $5,185
                               ===========    =========    ===========  =========  ==========


            Item               T. Hendrickson        M. Scott
- - ---------------------------    --------------      -----------
Company Contribution to
Profit Sharing Plan                      $460             $-0-
Company Match for 401(k)
Plan                                      555              -0-
Other Compensation                      72(2)        34,357(3)
                               --------------      -----------
Total All Other Compensation           $1,087          $34,357
                               ==============      ===========

(1) Represents $1,135 paid by the Company on behalf of the employee for a term life insurance policy and $3,000 paid by the Company to reimburse employee for professional services and expenses.
(2) Represents group life and health insurance premium paid by the Company on behalf of the employee.
(3) Represents moving and temporary living payments made on behalf of Mr. Scott in connection with his relocation to the Chicago area.

OPTION GRANTS IN LAST FISCAL YEAR
     The following table provides information on grants of stock options during fiscal 1995 to the Named Officers pursuant to the Stock Option Plan. The securities underlying all options in this table are shares of the Company's Class A Common Stock.

                      OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                           Potential Realizable
                                                                                                            Value at Assumed
                                                                                                           Annual Rates of Stock
                                                                                                            Price Appreciation
                                                          Individual Grants                                 for Option Term (2)
                       ----------------------------------------------------------------------------------  ---------------------

                        Number of  shares     Percent of Total
                       of Class A Common     Options Granted to
                       Stock Underlying      Employees in Fiscal   Exercise or Base
    Name                Options Granted       Year (%)                 Price(1)           Expiration Date     5%         10%
- - ---------------------  -----------------     -------------------   ----------------       ---------------  -------    --------
Larry J. Hochberg           30,000(3)               3.83%                $6.125               03/27/05    $115,530    $292,851
Sanford Cantor               5,000(3)                0.64                 6.125               03/27/05      19,255      48,809
Andrew S.Hochberg           30,000(3)                3.83                 6.125               03/27/05     115,530     292,851
James D. Peters             10,000(3)                1.28                 6.125               03/27/05      38,510      97,617
David M. Hendler            15,000(3)                1.92                 6.125               03/27/05      57,765     146,426
Thomas T. Hendrickson       15,000(3)                1.92                 6.125               03/27/05      57,765     146,426
C. Mark Scott               50,000(4)                6.40                  7.25               07/31/05     227,995     577,730

- - ----------------

(1)  Price of the Company's stock on the date of the grant of stock options.
(2) Potential realizable value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation only.
     Actual gains are dependent on the future performance of the common stock and the option holder's continued employment throughout the vesting period. The amounts reflected in the table may not necessarily be achieved.
(3) Options granted are exercisable starting on March 27, 1996, with options to purchase 20% of the shares of Class A Common Stock covered thereby becoming exercisable at that time and with options to purchase an additional 20% of the shares of Class A Common Stock becoming exercisable on each successive March 27 with full vesting occurring on March 27, 2000.
(4) Options granted are exercisable starting on July 31, 1996, with options to purchase 20% of the shares of Class A Common Stock covered thereby becoming exercisable at that time and with options to purchase an additional 20% of the shares of Class A Common Stock becoming exercisable on each successive July 31 with full vesting occurring on July 31, 2000.


AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES
     The following table provides information on the Named Officers' unexercised options at January 28, 1996. None of the Named Officers exercised any options during fiscal 1995.

                        FISCAL YEAR END OPTION VALUES

                         Numbers of Shares of       Numbers of Shares of        Value of Shares
                       Voting Common Stock          Class A Common Stock     Underlying Unexercised
                       Underlying Unexercised      Underlying Unexercised    In-the-Money Options at
                         Options at FY-End            Options at FY-End            FY-End (1)
                       -------------------------  -------------------------  -------------------------

        Name           Exercisable/Unexercisable  Exercisable/Unexercisable  Exercisable/Unexercisable
- - ---------------------  -------------------------  -------------------------  -------------------------
Larry J. Hochberg            8,000/12,000                 0/30,000                      -/-
Sanford Cantor                1,500/6,000                  0/5,000                      -/-
Andrew S. Hochberg           8,000/12,000                 0/30,000                      -/-
James D. Peters                   0/0                        0/0                        -/-
David M. Hendler                  0/0                     0/15,000                      -/-
Thomas T. Hendrickson        10,720/12,161               500/17,000                     -/-
C. Mark Scott                     0/0                     0/50,000                      -/-

- - --------------

(1) The exercise price of each of the referenced options exceeded the closing prices of both the Company's Voting Common Stock of $4.9375 and the Company's Class A Common Stock of $3.375 as reported on the Nasdaq National Market on January 26, 1996.

REPORT OF THE BOARD OF DIRECTORS AND COMPENSATION COMMITTEE

     Traditionally, annual compensation and bonuses for the Company's executive officers (other than the chief executive officer, president and executive vice president - operations) has been determined by the Company's chief executive officer and president due to the relatively small number of executive officers and the chief executive officer's and president's personal knowledge of the relative performance and responsibilities of each executive officer. Option grants to such executives are determined by the Compensation Committee. Executive compensation for the Company's executive officers for the fiscal year ended January 28, 1996 was established in this manner. The compensation of the chief executive officer, the president and the executive vice president - operations, is set by the Compensation Committee of the Board of Directors.

     The compensation policy of the Company is to provide a total compensation package that is comparable to the market. The "market" is defined as companies against which the Company competes for human resources talent. This includes other sporting goods retailers and other discount specialty retailers occupying large volume stores like the Company. "Comparable" to the market means setting pay levels at or near the 50th percentile. Executive compensation consists of both annual and long-term compensation. Annual compensation decisions are based partly on short-term performance measures and partly on the cumulative long-term performance of the Company during the executive's tenure in a position. Long-term compensation through the grant of stock options is intended to compensate executives primarily for their contributions to long-term increases in stockholder value.

     Annual compensation consists of a base salary and an annual bonus. All executive officers participate in the Key Employee Incentive Plan (the "KEIP"), a corporate-level executive bonus program. Salary levels and bonus criteria and plans for the Company's executive officers are examined each year to take into account factors discussed above and other additional factors believed appropriate at the time. Executive compensation structures and levels are determined following meetings between the chief executive officer and the other executive officers. Department budgets and targeted performance goals are also reviewed.

     Pursuant to the KEIP, the Compensation Committee determines target annual bonus opportunities for executives under the Plan. Each Participant's target annual bonus opportunity is based in part on overall Company performance as well as achievement of measurable goals and strategic goals. Measurable goals are mutually pre-set and quantifiable. Strategic goals, on the other hand, while pre-set mutually, are based upon individual goals set by each executive. In fiscal 1995, the annual bonus for a participant was to be awarded in cash.

     Several executives earned bonuses in fiscal 1995, based on the achievement of certain departmental and individual goals. However, based on overall Company performance, no bonuses were awarded under the KEIP for fiscal 1995. Instead, management determined it was appropriate to make limited stock option grants to certain executive officers and other executives and managers of the Company based upon attainment of certain departmental or individual goals that management believes were not appropriately weighted under the KEIP.

     Compensation for the chief executive officer, the president and the executive vice president - operations was set by the Compensation Committee in fiscal 1995. The Compensation Committee based its decision on the report of a compensation consultant as well as the above criteria. After the close of the fiscal year the Compensation Committee, in agreement with the chief executive officer, president and executive vice president - operations, determined to substantially reduce the annual salaries for fiscal 1995 of these executive officers. This decision was reached in view of the fact that no executives of the Company were receiving cash bonuses for fiscal 1995. Thus, in a show of solidarity with executives and managers of the Company, these three executive officers returned in the aggregate approximately $377,000 of their fiscal 1995 salaries to the Company. In March 1995, 30,000 stock options were granted to both the chief executive officer and the president and 20,000 stock options were granted to the executive vice president - operations. In addition, other executive officers and other officers and managers were granted stock options in varying amounts as part of the Company's annual stock option grant as well as at other times throughout the fiscal year. Survey data as to customary award sizes for stock options was reviewed as well as the potential value of options to the executive officers under various scenarios of growth in stock price, which in turn were related to incumbents' base salaries. The Board believes this form of compensation helps ensure an alignment of an executive's interests with the interests of stockholders.

     The Board of Directors currently intends for all compensation paid to the Named Officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code provides that compensation paid to the Named Officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders. In the future, however, if, in the judgment of the Board, the benefits to the Company of a compensation program that does not satisfy the arbitrary and inflexible conditions of Section 162(m) of the Code outweigh the costs to the Company of the failure to satisfy these conditions, the Board may adopt such a program.


      BOARD OF DIRECTORS        COMPENSATION COMMITTEE
      (AS OF JANUARY 28, 1996)  (AS OF JANUARY 28, 1996)

      Larry J. Hochberg         Charles G. Cooper
      Sanford Cantor            Jerome S. Gore
      Andrew S. Hochberg        Stuart C. Nathan
      John A. Lowenstein
      Charles G. Cooper
      Jerome S. Gore
      Stuart C. Nathan
      Lawrence J. Ring


                               PERFORMANCE GRAPH
     The following graph shows a comparison of cumulative total returns for the Company, the NASDAQ-U.S. Companies Index and the NASDAQ Retail Trade Index during the period commencing October 6, 1992, the date of the Company's initial public offering, and ending on January 28, 1996, the close of the Company's fiscal year. The comparison assumes $100.00 was invested on October 6, 1992 in the Company's Common Stock, the NASDAQ-U.S. Companies Index and the NASDAQ Retail Trade Index and assumes the reinvestment of all dividends, if any.


                                   [GRAPH]

                                  SPORTMART
     DATES AND DOLLARS USED FOR SPORTMART'S SEMI-ANNUAL PERFORMANCE GRAPH

DATE              SPORTMART, INC.       PEER GROUP INDEX      NASDAQ MARKET INDEX
10/06/92                $100.00                $100.00                $100.00
01/29/93                $104.92                $110.41                $122.22
07/28/93                 $65.57                $107.05                $123.72
01/28/94                $113.12                $117.78                $139.84
07/28/94                $101.64                $104.11                $125.33
01/27/95                 $64.73                $105.58                $134.76
07/28/95                 $54.73                $122.65                $179.85
01/26/96                 $28.37                $116.22                $186.28

                         APPROVAL OF AMENDMENTS  TO THE
                               STOCK OPTION PLAN
                                  (PROPOSAL 2)

     The Board of Directors has approved certain amendments (the "Plan Amendments") to the Sportmart, Inc. Stock Option Plan (the "Stock Option Plan") subject to the approval of stockholders. The Plan Amendments proposed for stockholder approval are an increase in the number of shares potentially subject to option grants under the Stock Option Plan. In accordance with Rule 16b-3(b), promulgated by the SEC pursuant to the Exchange Act, the Board of Directors is submitting to the stockholders at the Annual Meeting a proposal to ratify and approve the Plan Amendment. Approval of the Plan Amendment requires the affirmative vote of holders of the majority of the shares of Voting Common Stock present, in person or by Proxy, at the Annual Meeting entitled to vote.
A copy of the proposed amendments to the Stock Option Plan is attached as Exhibit A to this Proxy Statement. A description of each of the Plan Amendment, as approved by the board of Directors, is set forth below. All descriptions of the Plan Amendments are qualified in their entirety by reference to the Plan Amendment.

STOCK OPTION PLAN
     The Stock Option Plan currently provides for the grant of options of up to 1,125,000 shares of Voting Common Stock and up to 565,000 shares of Class A Common Stock, provided that (i) the number of shares of Voting Common Stock reserved for issuance under the Stock Option Plan would be reduced from time to time by the number of shares of Class A Common Stock for which options are granted, and (ii) the number of shares of Class A Common Stock reserved for issuance under the Stock Option Plan would be reduced from time to time by the number of shares of Voting Common Stock for which options are granted after the effective date of the Plan Amendments. Thus, the current Stock Option Plan allows the Compensation Committee to grant options for up to a maximum of 1,125,000 shares of either the Voting Common Stock or the Class A Common Stock.

     The purpose of this amendment is to increase the number of shares of Class A Common Stock potentially subject to option grants under the Stock Option Plan. The proposed amendment to the Stock Option Plan would provide for the grant of up to an additional 625,000 shares of Class A Common Stock and thus would allow the Compensation Committee to grant options for up to a maximum of 1,125,000 shares of Voting Common Stock or 1,750,000 shares of Class A Common Stock. The amendment will permit the grant of options in accordance with the Stock Option Plan's purpose of providing incentives to officers and key employees.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE STOCK OPTION PLAN.

             BOARD OF DIRECTOR INTERLOCKS AND INSIDER PARTICIPATION Larry J. Hochberg, the Chairman and Chief Executive Officer of the
Company, Andrew S. Hochberg, the President of the Company, and John A. Lowenstein, Executive Vice President - Operations and Secretary of the Company, are members of the Board of Directors.

                              CERTAIN TRANSACTIONS
     From time to time the Company has transacted business with entities in which its principal stockholders or management or other affiliates of the Company have an interest.

PROPERTY LEASES
     As of January 28, 1996, nine of the Company's 67 marts (Niles, Lombard, Calumet City, Schaumburg, Chicago (Lakeview), Wheeling, Merrillville, North Riverside, and Vernon Hills) and the Company's No Contest stores in Ferguson, Missouri and Crestwood, Missouri are leased from partnerships or land trusts in which the following members of management and their families own, in the aggregate, all of the beneficial interests through various partnerships: Larry Hochberg, Barbara Hochberg, Andrew Hochberg, John Lowenstein, Amy Lowenstein, and Mitchell Kahn. Additionally, the Company believes that the occupancy costs to the Company under each lease are no higher than those which would be charged by an unrelated third party under similar circumstances. Each of the lease agreements provides for the Company, as tenant, to pay monthly fixed rent, percentage rent based upon sales in excess of stipulated amounts and its pro rata share of all utilities, insurance, taxes and other common area costs associated with the property (other than free standing stores which pay all of the costs associated with the property). The leases for the locations at Vernon Hills, Illinois and Crestwood, Missouri were approved by the outside members of the Board of Directors. Additionally, a partnership in which members of management and their families indirectly own the general partner and hold up to a one-third interest as limited partners owns the property on which the Chicago (River North), Illinois mart is located. The aggregate lease payments (net of utilities, insurance, taxes and other common area costs) for the above locations in fiscal years 1995, 1994, and 1993 were approximately $3.9, $3.6, and $4.0 million, respectively.

     In fiscal 1995, the Company determined to discontinue the operation of its No Contest division and to close its River North and Wheeling Illinois locations. Notwithstanding the discontinuance of No Contest operations and the closing of the two Sportmart locations, the Company is still obligated on the leases for these locations and is actively marketing them to potential substitute tenants.


COMPANY GUARANTEES AND INTERIM FINANCING OF PARTNERSHIPS
     The Company has provided interim financing to certain management-owned partnerships to cover expenses incurred by the partnerships in connection with the purchase and initial development of newly-acquired properties. Each partnership reimburses the Company for such advances, including accrued interest, as and when the partnership obtains a construction loan or other third-party financing. As of January 29, 1995, the total amount owed by such partnerships was approximately $695,900.

MISCELLANEOUS
     Each of the management-owned partnerships which lease property to the Company pays a management fee to the Company equal to 2.5% of the gross rent for the particular property as reimbursement for property management services provided by the Company. For fiscal 1995, total management fees were $115,406.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of May 1, 1996, certain information with respect to the beneficial ownership of the Company's Class A Common Stock and Voting Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of either class of Common Stock (ii) each director of the Company, (iii) the Named Officers and (iv) all executive officers and directors as a group.


                                             VOTING COMMON STOCK            CLASS A COMMON STOCK
                                       ------------------------------  ------------------------------

                                          NO. OF SHARES    PERCENTAGE     NO. OF SHARES    PERCENTAGE
NAME OF BENEFICIAL OWNER (1)           BENEFICIALLY OWNED  OF TOTAL    BENEFICIALLY OWNED   OF TOTAL
- - -------------------------------------  ------------------  ----------  ------------------  ----------

Larry J. Hochberg (2)(8) ............        2,679,849        52.0%          1,940,043         25.4%
Barbara P. Hochberg (3) .............          102,000         2.0           1,566,200         20.5
Andrew S. Hochberg (4)(8) ...........          436,344         8.5             726,209          9.5
John A. Lowenstein (5)(9) ...........          155,307         3.0             295,248          3.9
Charles G. Cooper (6) ...............           12,000           *               1,000            *
Jerome S. Gore (6) ..................           12,000           *               3,000            *
Stuart C. Nathan (6) ................           12,000           *                  --            *
Lawrence J. Ring (7) ................            3,000           *                 500            *
Directors and Executive Officers
 as a Group (10) (15 persons) .......        3,429,678        66.6%          3,111,165         40.8%

     __________________
*Less than 1%

(1) The address of each stockholder listed is c/o Sportmart, Inc., 1400 South Wolf Road, Wheeling, Illinois 60090.
(2) Excludes 131,700 shares of Class A Common Stock and 102,000 shares of Voting Common Stock beneficially owned by Larry J. Hochberg's wife, Barbara P. Hochberg, of which shares Larry J. Hochberg disclaims beneficial ownership. Excludes 126,732 shares of Class A Common Stock which are held by Barbara P. Hochberg and John A. Lowenstein as Trustees of the AHL Investment Trust U/A/D 12/7/90, of which shares Larry J. Hochberg disclaims beneficial ownership. Excludes 555,424 shares of Class A Common Stock and 275,329 shares of Voting Common Stock held by Barbara
     P. Hochberg and Andrew Hochberg, as Trustees of AH Investment Trust U/A/D 6/3/87, of which shares Larry J. Hochberg disclaims beneficial ownership. Includes 1,434,500 shares of Class A Common Stock, which shares are held in a Delaware limited partnership of which a revocable trust, of which Larry J. Hochberg and Barbara P. Hochberg are grantors and trustees, is a limited partner and general partner. Includes 5,792 shares of Class A Common Stock and 792 shares of Voting Common Stock held in a irrevocable trust of which Larry J. Hochberg is co-trustee. Includes 312,500 shares Voting Common Stock beneficially owned by Sanford Cantor, which shares are subject to a voting agreement pursuant to which Larry J. Hochberg may vote such shares; Larry J. Hochberg disclaims beneficial ownership of such shares.
(3) Excludes 493,751 shares of Class A Common Stock and 2,358,557 shares of Voting Common Stocks beneficially owned by Barbara P. Hochberg's husband, Larry J. Hochberg. Excludes 126,732 shares of Class A Common Stock held by Barbara P. Hochberg and John A. Lowenstein, as Trustees of the AHL Investment Trust U/A/D 12/7/90. Excludes 555,424 shares of Class A Common Stock and 275,329 shares of Voting Common Stock held by Barbara P. Hochberg and Andrew S. Hochberg, as Trustees of the AH Investment Trust U/A/D 6/3/87, with respect to which shares Barbara P. Hochberg and Andrew
     S. Hochberg share voting power. Excludes 5,792 shares of Class A Common Stock and 792 shares of Voting Common Stock held in an irrevocable trust of which Larry J. Hochberg is co-trustee. Includes 1,434,500 shares of Class A Common Stock, which shares are held in a Delaware limited partnership of which a revocable trust, of which Larry J. Hochberg and Barbara P. Hochberg are grantors and trustees, is a limited partner and a general partner.
(4)  Excludes 100,000 shares of Class A Common Stock held by John A.
     Lowenstein and Andrew S. Hochberg, as Trustees of the AHL Annuity Trust U/A/D 03/27/95, with respect to which shares John A. Lowenstein and Andrew
     S. Hochberg share voting power. Includes 555,424 shares of Class A Common Stock and 275,329 shares of Voting Common Stock held by Andrew S. Hochberg and Barbara P. Hochberg, as Trustees of the AH Investment Trust U/A/D 6/3/87, with respect to which shares Andrew S. Hochberg and Barbara P. Hochberg share voting power. Includes 68,515 shares of Class A Common Stock and 138,015 shares of Voting Common Stock held by Andrew Hochberg, as Trustee of the Andrew Hochberg Revocable Trust. Includes 64,500 shares of Class A Common Stock held in a limited partnership in which a trust, of which Andrew

     S. Hochberg is trustee, is the general partner. Includes 5,000 and 3,313 shares of Class A Common Stock respectively held by the spouse and child of Andrew S. Hochberg, and excludes 5,792 shares of Class A Common Stock and 792 shares of Voting Common Stock held in an irrevocable trust of which Mr. Hochberg's wife is co-trustee. Andrew S. Hochberg disclaims beneficial ownership of all these shares.
(5) Includes 126,732 shares of Class A Common Stock held by Barbara P. Hochberg and John A. Lowenstein, as Trustees of the AHL Investment Trust U/A/D 12/7/90. Includes 100,000 shares of Class A Common Stock held by John A. Lowenstein and Andrew S. Hochberg, as Trustees of the AHL Annuity Trust U/A/D 03/27/95. Includes 38,807 share of Class A Common Stock and 138,807 shares of Voting Common Stock beneficially owned by John A. Lowenstein's wife. Includes 2,957 and 13,252 shares of Class A Common Stock respectively held by the spouse and children of John A. Lowenstein.
(6) Includes 12,000 shares of Voting Common Stock which are currently issuable on or before June 29, 1996 upon exercise of options pursuant to the Directors' Plan.
(7) Includes 3,000 shares of Voting Common Stock currently issuable on or before June 29,1996 upon exercise of options pursuant to the Directors' Plan.
(8) Includes 8,000 shares of Voting Common Stock and 6,000 shares of Class A Common Stock which are currently issuable on or before June 29, 1996 upon exercise of options pursuant to the Stock Option Plan.
(9) Includes 4,000 shares of Voting Common Stock and 4,000 shares of Class A Common Stock which may be acquired on or before June 29, 1996 upon exercise of options pursuant to the Stock Option Plan.
(10) Includes 72,520 of Voting Common Stock and 27,500 shares of Class A Common Stock which may be acquired on or before June 29, 1996 upon exercise of options pursuant to the Stock Option Plan and Director's Plan.


                                    GENERAL
PROPOSALS OF STOCKHOLDERS
     Proposals of stockholders intended to be considered at the 1997 Annual Meeting of Stockholders must be received by the Corporate Secretary of the Company not less than 120 days nor more than 150 days prior to May 30, 1997.

FORM 10-K
     The Company will furnish without charge to each person whose Proxy is being solicited, upon request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended January 28, 1996 as filed with the Securities and Exchange Commission, including the financial statements and schedules. Such report was filed with the Securities and Exchange Commission on April 29, 1996. Requests for copies of such reports should be directed to Sportmart, Inc., Attention: Investor Relations, 1400 South Wolf Road, Wheeling, Illinois 60090.

     Please date, sign and return the enclosed Proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. A prompt return of your Proxy will be appreciated.

By Order of the Board of Directors,


John A. Lowenstein
Corporate Secretary

                                                                       EXHIBIT A

                     THIRD AMENDMENT TO THE SPORTMART, INC.
                               STOCK OPTION PLAN

     The Company has reserved the right to amend the Sportmart, Inc. Stock Option Plan ("Plan"), and does by this Third Amendment hereby amend the Plan effective ____, 1996 as follows:

                                       I.

Section 4.2 of the Plan is amended to read as follows:

     "4.2 Number of Shares Subject to the Plan" The stock subject to the Options granted under this Plan shall be the Company's Voting Common Stock, Class A Common Stock, or a combination of Voting Common Stock or Class A Common Stock or other security authorized for issuance under the Plan. Unless otherwise amended by the Board and approved by the stockholders of the Company to the extent required by law, a maximum number of 1,125,000 shares of Voting Common Stock and a maximum number of 1,750,000 shares of Class A Common Stock of the Company (or such number of shares of either Voting Common Stock or Class A as may result following any adjustment pursuant to Section 6.3) shall be reserved and available for Options granted under the Plan. The grant of an Option in respect of shares of Voting Common Stock after July 1, 1994, shall reduce on a one-for-one basis (or on such proportional basis as the Committee shall determine is consistent with the authorization) the number of shares of Class A Common Stock reserved and available for issuance under the Plan. The grant of an Option in respect of shares of Class A Common Stock shall reduce on a one-for-one basis (or on such proportional basis as the Committee shall determine is consistent with the authorization) the number of shares of Voting Common Stock reserved and available for issuance under the Plan. The shares issued with respect to Options under the Plan may be authorized and unissued shares, or shares issued and reacquired by the Company."

                                      II.

Section 4.3 is amended by adding the following at the end thereof:

     "If any share of Voting Common Stock is again available to be granted or otherwise applied to this Plan, a share of Class A Common Stock (or such proportionate number of shares of Class A Common Stock as the Committee determines is consistent with the authorization) shall also be available to be granted or otherwise applied under this Plan. If any share of Class A Common Stock is again available to be granted or otherwise applied to this Plan, a share of Voting Common Stock (or such proportionate number of shares of Voting Common Stock as the Committee determines is consistent with the authorization) shall also be available to be granted or otherwise applied under this Plan."

     Except as herein amended the Plan shall remain in full force and effect.

EXECUTED effective ____________________.


SPORTMART, INC.

By: ______________________

- - --------------------------------------------------------------------------------

      PROXY                                     SPORTMART, INC.                          THIS PROXY IS
                         Corporate Square, 1400 South Wolf Road, Suite 200, Wheeling,      SOLICITED
                                                Illinois 60090                          ON BEHALF OF THE
                                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS          BOARD OF DIRECTORS
                                          TO BE HELD ON JUNE 28, 1996

        TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE
     RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF SPORTMART, INC., SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

        The undersigned holder of Voting Common Stock of Sportmart, Inc. (the "Company") hereby appoints Larry J. Hochberg and Andrew S. Hochberg, or either of them, with full power of substitution, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, June 28, 1996, at 10:00 a.m. local time, at The Westin Hotel -- O'Hare, 6100 River Road, Rosemont, Illinois and at any adjournments thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

           1. Election of Class I Directors
             / / FOR all nominees listed below (except as listed to   / / WITHHOLD AUTHORITY to vote for all nominees listed below the contrary below)
             (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN
             THE LIST BELOW.)
             John A. Lowenstein           Jerome S. Gore
             If a nominee becomes unavailable for election or unable to serve as a director, the votes will be cast for a person that will be designated by the
             Board of Directors of the Company.
           2. PROPOSAL TO RATIFY AND APPROVE THE AMENDMENT TO THE STOCK OPTION PLAN.
             / / FOR       / / AGAINST       / / ABSTAIN
           3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the
             Annual Meeting, or any
             adjournments hereof.

        / / I AM PLANNING TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS.
- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------
                          (continued from other side)

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON. THE UNDERSIGNED STOCKHOLDER HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT.

                                           Dated:

                                           --------------------------------
                                           Signature

                                           --------------------------------
                                           Signature (if held jointly)

                                           PLEASE MARK, SIGN, DATE AND
                                           RETURN THIS CARD PROMPTLY USING
                                           THE ENCLOSED ENVELOPE. IF YOU
                                           RECEIVE MORE THAN ONE PROXY
                                           CARD, PLEASE SIGN AND RETURN ALL
                                           CARDS IN THE ENCLOSED ENVELOPE.

                                           Please date and sign exactly as
                                           the name appears hereon. When
                                           signing as executor,
                                           administrator, trustee,
                                           guardian, attorney-in-fact or
                                           other fiduciary, please give
                                           title as such. When signing as
                                           corporation, please sign in full
                                           corporate name by President or
                                           other authorized officer. If you
                                           sign for a partnership, please
                                           sign in partnership name by an
                                           authorized person.
- - --------------------------------------------------------------------------------